SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 22, 2002

KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)

North Carolina		56-2169715

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

370 Knollwood Street
Winston-Salem, North Carolina	27103

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 725-2981

Item 5. Other Items.

     On August 22, 2002, Krispy Kreme Doughnut Corporation (“Krispy Kreme”), a wholly-owned subsidiary of Krispy Kreme Doughnuts, Inc. (the “Company”), purchased an approximate 45% ownership interest in Glazed Investments, LLC, the area developer franchisee that holds development rights for Wisconsin, Minnesota, and Colorado, which increased Krispy Kreme’s ownership interest in Glazed Investments, LLC from approximately 30% to approximately 75%. A copy of the press release issued by the Company on August 28, 2002 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: August 29, 2002	By:	/s/ Randy S. Casstevens Name: Randy S. Casstevens Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 28, 2002.